Exhibit 99.1

Semrush Announces Fourth Quarter and Full Year 2025 Financial Results
•Q4 net new ARR was $16.1 million, up 48% year-over-year, driven by continued adoption of AI products and the Enterprise Platform.
•AI Products surpassed $38 million in ARR as of December 31, 2025, up from $4 million as of the prior year period.
•Enterprise platform ARR grew to $37 million as of December 31, 2025, across 579 customers, up from $9 million a year ago.
•Together, AI products and the Enterprise platform represented $63 million of ending ARR as of December 31, 2025, contributing to total ARR of $471.4 million.
March 2, 2026 – BOSTON – (BUSINESS WIRE) – Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter and Full Year 2025 Financial Highlights
•Fourth quarter revenue of $117.7 million, up 15% year-over-year. Full year revenue of $443.6 million, up 18% year-over-year.
•Loss from operations of $(13.9) million for the fourth quarter and loss from operations of $(22.8) million for the full year.
•Non-GAAP income from operations of $15.0 million for the fourth quarter for a non-GAAP operating margin of 12.8%, compared to non-GAAP income from operations of $11.8 million in the prior year period.
•Non-GAAP income from operations of $53.3 million for the full year 2025 for a non-GAAP operating margin of 12%, compared to non-GAAP income from operations of $45.8 million in the prior year period.
•Cash flow from operations was $14.9 million in the fourth quarter, representing a cash flow from operations margin of 12.7%.
•Cash flow from operations was $59.6 million for the full year 2025, representing a cash flow from operations margin of 13.4%.
•ARR of $471.4 million as of December 31, 2025, up 15% year-over-year.
•Dollar-based net revenue retention of 104%, as of December 31, 2025.
See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP income from operations, non-GAAP operating margin, free cash flow, and free cash flow margin, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Recent Business Highlights
We are committed to empowering our customers with a best-in-class platform designed to boost their online presence and gain an edge in the market.
•Semrush customers who pay more than $10,000 annually grew by 31% year-over-year.
•Semrush customers paying over $50,000 annually grew by over 74% year-over-year.
•Launched official Semrush app in ChatGPT, enabling marketers, SEO teams, and marketing analysts using Semrush to access live Semrush data and intelligence directly within ChatGPT.
Semrush’s acquisition by Adobe, announced in November 2025, is expected to close in the first half of 2026, subject to receipt of required regulatory approvals and satisfaction of other customary closing conditions. The waiting period applicable under the United States Hart-Scott-Rodino Act expired in January, and Semrush obtained stockholder approval for the transaction in February.
Semrush will not hold an earnings call or provide guidance for the first quarter of 2026 or the full-year 2026 due to the anticipated closing of the Adobe transaction.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, advertising, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush is headquartered in Boston and has offices in Austin, Dallas, Amsterdam, Barcelona, Belgrade, Berlin, Munich, Limassol, Prague, Warsaw, and Yerevan.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; and statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; assumptions regarding foreign exchange rates.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in our filings with the SEC, including our most recent annual report on Form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. We also believe that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. We also believe free cash flow margin is useful to investors as we monitor it as a measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allows us to better understand the cash needs of our business. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.
Annual Recurring Revenue (ARR) is defined as the total subscription revenue as of a given date that we expect to contractually receive over the subsequent 12 months from customers on an annualized basis, assuming no increases, reductions or cancellations.
Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Free cash flow and free cash flow margin. We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. We define free cash flow margin as free cash flow divided by GAAP revenue.
Non-GAAP income (loss) from operations, and non-GAAP operating margin. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation, Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business. We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by GAAP revenue. We believe investors may want to consider our results with and without the effects of these items in order to compare our financial performance with that of other companies that exclude such items and to compare our results to prior periods.

Stock-based compensation.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies, timing of awards and changes in stock price.
Amortization of acquired intangible assets.
Excluding amortization of acquired intangible assets from non-GAAP expense and income measures allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation.
Restructuring and other costs.
Restructuring and other costs include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other costs include litigation contingency reserves, asset impairment charges, and gains or losses on the sale or disposition of certain non-strategic assets or product lines.
Acquisition-related costs.
In recent years, we have completed a number of acquisitions, which result in transition, integration and other acquisition-related expense which would not otherwise have been incurred, are unpredictable and dependent on a significant number of factors that are deal-specific or outside of our control, are not indicative of our operational performance (or that of the acquired businesses or assets) and are likely to fluctuate as our acquisition activity increases or decreases in future periods. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.

Semrush Holdings, Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended December 31,		Fiscal Year ended December 31,
	2025	2024	2025	2024
Revenue	$117,659	$102,642	$443,644	$376,815
Cost of revenue ¹	23,107	18,812	86,308	65,477
Gross profit	94,552	83,830	357,336	311,338
Operating expenses
Sales and marketing ¹	45,934	39,730	176,593	144,340
Research and development ¹	25,749	21,305	97,170	80,080
General and administrative ¹	36,772	21,054	106,385	78,610
Total operating expenses	108,455	82,089	380,148	303,030
(Loss) income from operations	(13,903)	1,741	(22,812)	8,308
Other income, net	4,091	2,927	12,710	12,094
(Loss) income before income taxes	(9,812)	4,668	(10,102)	20,402
Provision for income taxes	1,168	1,375	9,395	13,027
Net (loss) income	(10,980)	3,293	(19,497)	7,375
Net income (loss) attributable to noncontrolling interest in consolidated subsidiaries	118	(52)	(540)	(861)
Net (loss) income attributable to Semrush Holdings, Inc.	$(11,098)	$3,345	$(18,957)	$8,236

Net (loss) income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—basic:	$(0.07)	$0.02	$(0.13)	$0.06
Net (loss) income attributable to Semrush Holdings, Inc. per share attributable to common stockholders—diluted:	$(0.07)	$0.02	$(0.13)	$0.06

Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders—basic:	149,758	146,763	148,540	145,865
Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders—diluted:	149,758	149,483	148,540	148,862

¹ includes stock-based compensation expense as follows:
	Three months ended December 31,		Fiscal Year ended December 31,
	2025	2024	2025	2024
Cost of revenue	$120	$70	$406	$239
Sales and marketing	2,035	1,535	7,425	4,742
Research and development	4,483	2,192	14,764	5,906
General and administrative	10,465	4,346	30,030	17,112
Total stock-based compensation	$17,103	$8,143	$52,625	$27,999

The following table sets forth a reconciliation of our (loss) income from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin (percentage amounts may not sum due to rounding):

	Three months ended December 31,				Fiscal Year ended December 31,
	2025		2024		2025		2024
Reconciliation of Non-GAAP income from operations	($)	(%)	($)	(%)	($)	(%)	($)	(%)
(Loss) income from operations	$(13,903)	(12)%	$1,741	2%	$(22,812)	(5)%	$8,308	2%
Stock-based compensation	17,103	15%	8,143	8%	52,625	12%	27,999	7%
Amortization of acquired intangibles	1,691	1%	1,384	1%	5,966	1%	4,346	1%
Restructuring and other costs	412	—%	(101)	—%	6,621	1%	2,230	1%
Acquisition-related costs	9,725	8%	652	1%	10,938	2%	2,917	1%
Non-GAAP income from operations	$15,028	13%	$11,819	12%	$53,338	12%	$45,800	12%

The following table sets forth a reconciliation of our net cash provided by operating activities to free cash flow (percentage amounts may not sum due to rounding):

	Three months ended December 31,				Fiscal Year ended December 31,
	2025		2024		2025		2024
Reconciliation of Free cash flow	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Net cash provided by operating activities	$14,896	12.7%	$11,933	11.6%	$59,583	13.4%	$46,996	12.5%
Purchases of property and equipment	(67)	(0.1)%	(391)	(0.4)%	(1,793)	(0.4)%	(3,802)	(1.0)%
Capitalization of internal-use software costs	(3,878)	(3.3)%	(2,020)	(2.0)%	(14,865)	(3.4)%	(7,862)	(2.1)%
Free cash flow	$10,951	9.3%	$9,522	9.3%	$42,925	9.7%	$35,332	9.4%

Semrush Holdings, Inc.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$264,280	$48,875
Short-term investments	4,996	186,693
Accounts receivable, net	26,489	8,955
Deferred contract costs, current portion	13,281	10,044
Prepaid expenses and other current assets	15,800	21,617
Total current assets	324,846	276,184
Property and equipment, net	5,349	6,534
Operating lease right-of-use assets	11,248	11,126
Intangible assets, net	40,735	32,055
Goodwill	60,123	56,139
Deferred contract costs, net of current portion	5,596	3,080
Other long-term assets	6,239	5,825
Total assets	$454,136	$390,943
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$23,797	$10,463
Accrued expenses	27,369	20,216
Deferred revenue	93,187	71,827
Current portion of operating lease liabilities	5,407	4,669
Other current liabilities	4,290	6,913
Total current liabilities	154,050	114,088
Deferred revenue, net of current portion	469	235
Deferred tax liability	1,475	1,621
Operating lease liabilities, net of current portion	7,134	7,602
Other long-term liabilities	13	1,045
Total liabilities	163,141	124,591
Stockholders' equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	368,781	322,586
Accumulated other comprehensive income (loss)	2,487	(2,221)
Accumulated deficit	(82,719)	(63,762)
Total stockholders' equity attributable to Semrush Holdings, Inc.	288,550	256,604
Noncontrolling interest in consolidated subsidiaries	$2,445	$9,748
Total stockholders’ equity	290,995	266,352
Total liabilities and stockholders' equity	$454,136	$390,943

Semrush Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Year Ended December 31,
	2025	2024
Operating Activities
Net (loss) income	$(19,497)	$7,375
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation and amortization expense	13,865	10,068
Amortization of deferred contract costs	14,650	12,451
Amortization (accretion) of premiums and discounts on investments	(2,101)	(3,270)
Non-cash lease expense	5,011	4,570
Stock-based compensation expense	52,625	27,999
Change in fair value included in other income, net	(948)	(1,114)
Deferred taxes	(370)	(1,094)
Intangible asset impairment expense	188	511
Other non-cash items	1,502	978
Changes in operating assets and liabilities
Accounts receivable	(18,156)	708
Deferred contract costs	(20,402)	(12,915)
Prepaid expenses and other current assets	(1,710)	(4,786)
Accounts payable	13,158	450
Accrued expenses	5,489	1,384
Other current liabilities	3	(507)
Deferred revenue	21,893	8,479
Other long-term liabilities	(357)	91
Change in operating lease liability	(5,260)	(4,382)
Net cash provided by operating activities	59,583	46,996
Investing Activities
Purchases of property and equipment	(1,793)	(3,802)
Capitalization of internal-use software costs	(14,865)	(7,862)
Purchases of short-term investments	(140,797)	(151,170)
Proceeds from sales and maturities of short-term investments	324,592	147,500
Purchases of convertible debt securities	—	(3,650)
Funding of investment loan receivables	—	(7,757)
Proceeds from repayment of investment loan receivables	7,757	—
Cash paid for acquisition of assets and businesses, net of cash acquired	(5,574)	(25,902)
Purchase of noncontrolling interest	(6,378)	(5,383)
Purchases of other investments	—	(196)
Net cash provided by (used in) investing activities	162,942	(58,222)
Financing Activities
Proceeds from exercise of stock options	3,879	4,118
Taxes paid related to net share settlement of equity awards	(10,135)	—
Repayment of acquired debt	(1,090)	(1,618)
Payment of finance leases	(189)	(630)
Net cash (used in) provided by financing activities	(7,535)	1,870
Effect of exchange rate changes on cash and cash equivalents	415	(432)
Increase (decrease) in cash, cash equivalents and restricted cash	215,405	(9,788)
Cash, cash equivalents and restricted cash, beginning of period	49,060	58,848
Cash, cash equivalents and restricted cash, end of period	$264,465	$49,060

Investor
Brinlea C. Johnson
The Blueshirt Group
Semrush Holdings, Inc.
ir@semrush.com

Media
Rachel Pearce
Director of Communications
Semrush Holdings, Inc.
rachel.pearce@semrush.com